UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2006 (November 29, 2006)
RURBAN FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Ohio	0-13507	34-1395608

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
401 Clinton Street, Defiance, Ohio 43512

(Address of principal executive offices) (Zip Code)
(419) 783-8950

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On November 29, 2006, the Board of Directors of Rurban Financial Corp. (“Rurban”) approved the adoption of a Non-Qualified Deferred Compensation Plan, effective January 1, 2007, within the meaning of Title I of ERISA and which is subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Deferral Plan”). The purpose of the Deferral Plan is to help attract key associates by providing a retirement benefit to certain high ranking and highly compensated employees and directors of Rurban and its subsidiaries which is above the statutory maximum limits for Rurban’s Employee Stock Ownership and Savings Plan. Eligibility for participation in the Deferral Plan is limited to employees of Rurban and its subsidiaries in the positions of Senior Vice President and above who qualify as highly compensated employees under the terms of the Deferral Plan, as well as directors of Rurban, The State Bank and Trust Company and Rurbanc Data Services, Inc.
     The Deferral Plan permits participants to voluntarily defer the payment of up to 100% of annual compensation in the case of directors, and up to 75% of annual compensation in the case of all other participants. Deferral elections for each plan year must be made before November 30 of the prior calendar year and are irrevocable during the plan year. Amounts deferred are credited to the participants’ accounts under the Deferral Plan at the time the base salary or bonus compensation would have otherwise been paid. Participants may elect to have their accounts invested in a variety of mutual fund options. Participant accounts are fully vested under the Deferral Plan. The Deferral Plan is “unfunded,” which means that no assets are set aside in trust separate from the general assets of Rurban. Thus, all amounts allocated to participant accounts under the Deferral Plan will be recorded as a liability on Rurban’s accounting books, and such funds will be subject to the claims of Rurban’s creditors.
     Participants may elect to receive distributions of their Deferral Plan accounts following the termination of employment for any reason, including voluntary resignation, retirement, disability, or death. Participants are also permitted to elect to receive “in service distributions” of their Deferral Plan accounts prior to their termination of employment, subject to certain requirements. Participants may elect to receive distributions either in a lump sum or in a series of approximately equal annual installments over a period of up to ten (10) years. Elections as to the form and timing of distributions generally must be made by a participant at the time the deferral is elected, although participants are permitted to change their elections if they comply with certain requirements set forth in Section 409A of the Internal Revenue Code of 1986, as amended. The Deferral Plan also provides that participants may receive a distribution upon a defined change in control.
Item 9.01. Financial Statements and Exhibits.
     (a) Not Applicable
     (b) Not Applicable
     (c) Not Applicable
     (d) Exhibits — None

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURBAN FINANCIAL CORP.

Dated: December 5, 2006	By:	/s/ Duane L. Sinn

Duane L. Sinn Chief Financial Officer